UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)            March 1, 2007 (February 26, 2007)
TODCO

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31983 (Commission File Number)	76-0544217 (IRS Employer Identification No.)

2000 W. Sam Houston Parkway South, Suite 800, Houston, Texas (Address of principal executive offices)	77042-3615 (Zip Code)
Registrant’s telephone number, including area code            (713) 278-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR
On February 26, 2007, our Board of Directors, upon recommendation of the Corporate Governance Committee, approved amendments to Article II, Section 7 and Article III, Section 4, Section 5 and Section 12 of our Bylaws to modify certain provisions thereof related to the election of directors. The revised Bylaws change the voting standard for uncontested elections of directors from a plurality of votes cast to a majority of votes cast, meaning the votes cast for a nominee’s election must exceed the votes cast against such nominee’s election in order for him or her to be elected to the Board. In contested elections, those in which the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. In addition, we made certain other non-material changes to our Bylaws that were primarily clerical and conforming in nature.
The foregoing is merely a summary of the material amendments to the Bylaws and is qualified in its entirety by the Amended and Restated Bylaws, a copy of which is included as Exhibit 3.1 to this Form 8-K and is incorporated into this Item 5.03 by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits.

Exhibit number	Description

3.1	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to TODCO’s Annual Report on Form 10-K for the year ended December 31, 2006).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODCO
By:	/s/ Michael P. Donaldson
Michael P. Donaldson
Vice President, General Counsel and Corporate Secretary

Dated: March 1, 2007

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

3.1	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to TODCO’s Annual Report on Form 10-K for the year ended December 31, 2006).